EXHIBIT 99

Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone:   (408) 944-0800
Press Release

MICREL REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Revenues of $70.6 million increased 7% sequentially and 8% year-over-year
•	Book-to-bill ratio above one
•	GAAP earnings per diluted share of $0.10; Non-GAAP earnings per diluted share of $0.14
•	Board of Directors declares quarterly dividend of $0.035 per common share

San Jose, CA, July 24, 2008 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the second quarter ending June 30, 2008.

Second quarter revenues of $70.6 million were at the high end of the Company’s guidance range, increasing by $4.5 million, or 7%, from $66.1 million in the first quarter.  This represented Micrel’s highest sequential revenue growth rate in four years.  Second quarter revenues were up by $5.5 million, or 8%, from $65.1 million the year ago period.  The sequential growth in revenues was led by stronger demand from customers serving the wireline communications, wireless handset, and Wifi voice-over-IP end markets, combined with record sales through the Company’s global sell-through distributors.

Micrel Reports Second Quarter Financial Results
July 24, 2008

Second quarter 2008 GAAP net income was $7.2 million, or $0.10 per diluted share.  This compares with first quarter 2008 GAAP net income of $8.4 million, or $0.12 per diluted share, and GAAP net income of $8.6 million or $0.11 per diluted share in the year ago period.  Expenses related to the Company’s proxy contest were $2.7 million in the second quarter, which reduced GAAP net income by $0.023 per share.  Subsequent to a special meeting of shareholders on May 22, 2008, Micrel announced on July 9, 2008 that Obrem Capital Management LLC had agreed to withdraw its slate of nominees for the board of directors, and support Micrel’s board nominees at the upcoming annual meeting of shareholders in September.  “This reflects an ongoing cooperative relationship that Micrel is having with its largest independent shareholder,” stated Ray Zinn, president and CEO of Micrel.

Second quarter 2008 non-GAAP net income was $10.0 million or $0.14 per diluted share.  Non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income and expense items, proxy contest expenses, restructuring charges and credits, other income related to litigation settlements and their related tax effects.  A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.

“I am pleased with the strong revenue growth Micrel achieved in the second quarter,” continued Ray Zinn.  “Despite uncertain economic conditions and the distractions of a proxy contest, the Company was able to generate sequential revenue growth in all three of its major product groups.  We were especially encouraged by the double digit growth in sales to customers in the wireless handset market during the quarter, which was driven by design win ramps in both high-end smart phones, and our new low cost portable power products.  Unfortunately, the bottom line was impacted by expenses related to the proxy contest, which reduced second quarter GAAP net income by more than two cents per diluted share.  However, during the quarter, we benefitted from the leverage inherent in our operating model.  Excluding non-recurring items, approximately 50% of the sequential growth in revenues fell to operating profit in the second quarter.”

Outlook

Commenting on Micrel’s business outlook, Mr. Zinn said, “The news reflecting a slowing global economy, particularly in North America and Europe, has caused our customers to become more conservative in their outlook as we progress through the seasonally slower summer period.  Although total bookings exceeded revenues in the second quarter, visibility into customer demand is limited due to short order lead times.  The swing factor for Micrel’s third quarter revenues will be the turns-fill level in September, which is difficult to accurately predict today since lead times are approximately four to five weeks.”

For the third quarter of 2008, the Company estimates revenues will be between up 3% to down 3% on a sequential basis.  The Company estimates that GAAP earnings per diluted share will be approximately $0.11 to $0.13.

Micrel Reports Second Quarter Financial Results
July 24, 2008

Zinn concluded, “The outlook for the second half of 2008 remains cloudy due to concerns about the strength of this year’s seasonal holiday build in the face of slower economic growth.   In response, Micrel is heavily focused on reducing its operating costs as we move into the second half of the year while continuing to produce new, high-performance products at a rapid rate, which we believe will position the Company to grow faster than the market over time.”

Dividend

The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.035 per share of common stock.  The payment of this dividend will be made on August 21, 2008 to shareholders of record as of August 5, 2008.

Conference Call

The Company will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) on July 24, 2008.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of second quarter 2008 financial results, discuss current business conditions and then respond to questions.

The call is available, live, to any interested party on a listen only basis by dialing (800) 218-9073.  For international callers, please dial (303) 262-2053.  Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call.  A live webcast will also be available through: http://www.investorcalendar.com/IC/CEPage.asp?ID=131946.  An audio replay of the conference call will be available through July 31, 2008, by dialing (800) 405-2236 or (303) 590-3000 and entering access code number 11117188.  The webcast replay will also be available on the Company’s website at: www.micrel.com..  The webcast replay will also be available on the Company’s website at: www.micrel.com.

Micrel Reports Second Quarter Financial Results
July 24, 2008

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, earnings per share, customer demand, turns-fill requirements, order lead times, operating costs, development of new products and customer order patterns; and the nature of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel’s operating cash flow.   For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports Second Quarter Financial Results
July 24, 2008

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income and expense items, proxy contest expenses, restructuring charges or credits, other income related to litigation settlements and their respective related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

About Micrel

Micrel Inc., is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800; or visit the Company’s website at: http://www.micrel.com.

-Financial Tables to Follow-

Micrel Reports Second Quarter Financial Results
July 24, 2008

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

		Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,		June 30,
	2008	2008	2007	2008	2007
Net revenues	$70,593	$66,052	$65,101	$136,645	$128,214
Cost of revenues(1)	30,779	28,761	27,994	59,540	54,420
Gross profit	39,814	37,291	37,107	77,105	73,794
Operating expenses:
Research and development(1)	14,758	14,126	14,191	28,884	27,443
Selling, general and administrative(1)	11,557	11,925	11,115	23,482	23,252
Proxy contest expense	2,656	331		2,987	-
Other operating expense (income)	-	-	86	-	86
Restructuring charges (credits)	-	(842)	28	(842)	72
Total operating expenses	28,971	25,540	25,420	54,511	50,853
Income from operations	10,843	11,751	11,687	22,594	22,941
Other income (expense):
Interest income	645	1,085	1,661	1,730	3,162
Interest expense	(1)	-	80	(1)	(72)
Other income	36	11	9	47	15,523
Total other income	680	1,096	1,750	1,776	18,613
Income before income taxes	11,523	12,847	13,437	24,370	41,554
Provision for income taxes	4,283	4,458	4,796	8,741	15,045
Net income	$7,240	$8,389	$8,641	$15,629	$26,509

Net income per share:
Basic	$0.10	$0.12	$0.11	$0.22	$0.34
Diluted	$0.10	$0.12	$0.11	$0.22	$0.34

Shares used in computing per share amounts:
Basic	71,118	72,266	77,740	71,682	77,740
Diluted	71,413	72,310	79,018	71,802	78,908

(1) Includes amortization of stock-based
compensation as follows:
Cost of revenues	$282	$233	$286	$515	$588
Research and development	568	604	656	1,172	1,135
Selling, general and administrative	589	652	738	1,241	1,227

Micrel Reports Second Quarter Financial Results
July 24, 2008

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)
		Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,		June 30,
	2008	2008	2007	2008	2007

GAAP Net income	$7,240	$8,389	$8,641	$15,629	$26,509
Adjustments to GAAP Net Income:
Stock-based compensation included in:
Cost of revenues	282	233	286	515	588
Research and development	568	604	656	1,172	1,135
Selling, general and administrative	589	652	738	1,241	1,227
Proxy contest expense	2,656	331	-	2,987	-
Other operating expense (income)	-	-	86	-	86
Restructuring charges (credits)	-	(842)	28	(842)	72
Other non-operating income - Litigation Settlement	-	-	-	-	(15,514)
Tax effect of adjustments to GAAP income	(1,335)	(103)	(350)	(1,436)	5,451
Total Adjustments to GAAP Net Income	2,760	875	1,444	3,637	(6,955)
Non-GAAP income(2)	$10,000	$9,264	$10,085	$19,266	$19,554

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	71,118	72,266	77,740	71,682	77,740
Diluted (1)	71,475	72,327	78,979	71,849	78,734

GAAP income per share - Basic	$0.10	$0.12	$0.11	$0.22	$0.34
Total Adjustments to GAAP Net Income	$0.04	$0.01	$0.02	$0.05	$(0.09)
Non-GAAP income per share - Basic	$0.14	$0.13	$0.13	$0.27	$0.25

GAAP income per share - Diluted	$0.10	$0.12	$0.11	$0.22	$0.34
Total Adjustments to GAAP Net Income	$0.04	$0.01	$0.02	$0.05	$(0.09)
Non-GAAP income per share - Diluted(2)	$0.14	$0.13	$0.13	$0.27	$0.25

(1) Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

(2) Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, proxy contest expenses, restructuring charges or credits, other income related to litigation settlements and their related tax-effects.
Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the
Company's on-going operating performance after exclusion of these items.

Micrel Reports Second Quarter Financial Results
July 24, 2008

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$79,134	$91,127
Accounts receivable, net	34,669	29,614
Inventories	35,223	35,660
Income taxes receivable	3,756	3,426
Deferred income taxes	18,151	19,387
Other current assets	1,924	3,604
Total current assets	172,857	182,818

LONG-TERM INVESTMENTS	14,127	16,552
PROPERTY, PLANT AND EQUIPMENT, NET	80,657	82,585
INTANGIBLE ASSETS, NET	2,182	3,026
DEFERRED INCOME TAXES	9,968	9,286
OTHER ASSETS	420	478
TOTAL	$280,211	$294,745

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,920	$18,010
Deferred income on shipments to distributors	21,708	20,238
Other current liabilities	11,017	14,097
Total current liabilities	48,645	52,345

LONG-TERM TAXES PAYABLE	3,720	2,814
OTHER LONG-TERM OBLIGATIONS	309	335

TOTAL SHAREHOLDERS' EQUITY	227,537	239,251
TOTAL	$280,211	$294,745